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                                                                   EXHIBIT 10.22
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                                COMMERCIAL LEASE

PREMISES                            22 Spring Street
                                    Cambridge, Massachusetts

LESSOR                              Tarvis Realty Trust

LESSEE                              Biopure Corporation

TERM 5 years and two months commencing on October 1, 1990 and expiring on November 30, 1995

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                                COMMERCIAL LEASE

1. PARTIES AND PREMISES

Varney J. Hintlian, Frederick J. Hintlian and Tarvis Hintlian, Trustees of Tarvis Realty Trust u/d/t dated March 24, 1977 filed as Document No. 553974 with Middlesex South District of the Land Court and noted on the Certificate of Title No. 151269 filed in Registration Book 886, Page 119, as LESSOR, which expression shall include their successors and assigns where the context so admits, does hereby lease to Biopure Corporation, a Delaware corporation having a usual place of business at 68 Harrison Avenue, Boston, Massachusetts, as LESSEE, which expression shall include its successors and assigns where the context so admits, and the LESSEE hereby leases the following described premises: the land described in Exhibit A attached hereto, together with the buildings (the "Building") and parking area thereon located at and known as 16-22 Spring Street, Cambridge, Middlesex County, Massachusetts consisting of approximately 13,179 square feet of building area, including a mezzanine office, in their "as is" condition (the "Premises").

2. TERM

The term of this Lease shall be for five (5) years and two months commencing on October 1, 1990 and ending on November 30, 1995. Said latter date is hereinafter referred to as the Termination Date. The LESSEE shall have the option to extend the term of this lease for one (1) period of five years.

3. RENT

A. The Premises are leased to the LESSEE on an absolute net basis. The term absolute net shall mean that the LESSEE shall, in addition to the monthly rental payments to the LESSOR, be responsible for payment of real estate taxes, insurance premiums, utilities and normal maintenance to the building operating systems and equipment including, but not limited to, the heating plant and air conditioning systems.

The LESSEE will pay to the LESSOR in advance in equal monthly installments the following rental payments, provided, however, that the base rent shall not commence to accrue until December 1, 1990 (the "Rent Commencement Date").

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
          YEAR             RENT PER SF            ANNUAL RENT
          ----             -----------            -----------
           1               6.50 S.F.              $85,663.50
           2               6.75 S.F.              $88,958.25
           3               7.00 S.F.              $92,253.00
           4               7.25 S.F.              $95,547.75
           5               7.50 S.F.              $98,842.50

In the event the Rent Commencement Date is not on the first day of the month, then the rent for that month will be pro-rated.

In the event the rent is not paid by the 10th day of the month for which it is due, LESSEE agrees to pay a penalty charge of three (3%) percent of the rent due. This shall also apply for any dishonored check which results in the failure of LESSOR to receive rent by the 10th day of the month for which rent is due. In the event that LESSEE makes three (3) or more consecutive late payments of rent during the term, LESSOR may deem such action a default under Paragraph 19 hereof. If, because of LESSEE'S default under any covenant of this lease, including the non-payment of rent, LESSOR institutes an action for summary proceedings against Lessee and obtains a judgment against LESSEE, LESSEE agrees to reimburse the LESSOR for the expense of reasonable attorney's fees plus costs and disbursements and the same shall be included in such judgment as additional rent.

B. The LESSOR grants to the LESSEE the option to extend the term of this lease for one (1) period of five years commencing on December 1, 1995 and ending on November 30, 2000. Said option may be exercised by the LESSEE by giving written notice thereof to the LESSOR on or before June 1, 1995. The annual rent during the extended term will be the prior five year average absolute net rent of $7.00 PSF increased by ninety percent (90%) of the cumulative average consumer price index for Boston-All Items as published by the United States Department of Labor, Bureau of Labor Statistics for the prior five year period (October 1995 index/October 1990 index x 90% x $7.00 PSF absolute net rent). In the event this price index is not then published, then the parties shall agree to the use of a substitute index that reasonably


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reflects price increases for the Boston area. It is specifically understood and agreed, however, that the minimum annual rent established hereunder for the extension term will in no event be less than $8.10 PSF, absolute net. All other lease terms and conditions will remain in full force and effect during the extension term.

4. SECURITY DEPOSIT

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of seven thousand one hundred thirty-eight and 62/100 dollars ($7,138.62), which shall be held as a security for the LESSEE'S performance of its obligations as herein provided and refunded to the LESSEE at the end of the term of this lease subject to the LESSEE'S satisfactory compliance with the conditions hereof. Six percent (6%) interest per annum shall be paid on said security deposit by the LESSOR to the LESSEE on an annual basis within thirty (30) days after the end of each twelve month petiod of the term and shall be refunded, subject to the terms hereof, within twenty (20) days after the end of the term.

5. UTILITIES

The LESSOR shall provide all equipment and utilities, including electricity, heating and plumbing, smoke detectors and fire alarms as required by law, water (general and sprinkler use) and sewer; all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Premises, or to any cause beyond the LESSOR'S control. The LESSEE shall be solely responsible for the payment of any and all charges and expenses related to the provision of the foregoing services, however, any such charges and expenses billed directly to the LESSOR shall be forwarded immediately to the LESSEE for payment so as to avoid interruption of service and/or penalties.

6. USE OF LEASED PREMISES

The LESSEE shall use the Premises only for the purposes of researching, developing, processing and manufacturing bio-medical products and related uses.


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7. COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

8. FIRE INSURANCE

The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the Premises or on the contents of the Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The payment of all premiums related to any coverage required under this lease shall be the sole responsibility of LESSEE. *

9. MAINTENANCE OF PREMISES

The LESSEE agrees to maintain the interior of the Building (other than walls, foundations, roofs and other structural elements which are the Lessor's responsibility) in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and, whenever necessary, to replace plate glass and other glass therein, acknowledging that the Building is now in good order and the glass whole. Further, LESSEE shall be responsible for normal routine maintenance and repairs to the heating, air conditioning and ventilation systems in the interior of the Buildings, except when LESSEE is negligent in properly maintaining the building systems in which event the LESSEE shall repair or replace, if necessary, said heating, air conditioning or ventilation system. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. The LESSOR will not reasonably withhold consent to erect any sign which conforms with the Cambridge Zoning Ordinance and which does not diminish the structural integrity of the building. The LESSEE shall be responsible for the removal of snow and ice from the

      * Each policy shall name the LESSOR and the LESSEE as insured parties, as their interests may appear, and the holder(s) of any outstanding mortgage(s) as the mortgagee on said policy(ies).


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sidewalks bordering upon the Premises.

10. ALTERATIONS ADDITIONS

The LESSEE may not make structural and non-structural alterations or additions to the Premises without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld or delayed. At lease termination, the LESSEE may remove all additions, equipment and/or fixtures that it installed, including, without limitation, all utility upgrades and pipes, ducts, wires and appurtenant facilities thereof, but in no case will their removal affect the structural integrity of the building. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any structural alterations or additions made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. Anything to the contrary not withstanding, the LESSOR reserves the right to require the LESSEE to remove any or all LESSEE installed improvements which the LESSOR determines will inhibit the leasing of the Premises at the termination of this Lease.

11. ASSIGNMENT SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR'S prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. Prior to requesting the approval of Lessor to an assignment or subletting as hereinbefore provided, Lessee shall, by notice as provided herein, advise the Lessor of all the terms, covenants and conditions of the Lessee's proposed sublease or assignment.


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12. SUBORDINATION AND NON-DISTURBANCE AND ATTORNMENT

LESSEE agrees at the request of LESSOR to subject and subordinate this Lease to any mortgage(s), or other instruments(s) in the nature of a mortgage, provided that the holder(s) of such mortgage(s) enters into a non-disturbance and attornment agreement with the LESSEE, binding upon the successors and assigns of the parties thereto, by the terms of which such holder(s) agrees (i) not to disburb the possession or other rights of the LESSEE under this lease so long as LESSEE continues to perform its obligations hereunder and (ii) in the event of acquisition of title by such holder(s) or any other person by or through foreclosure proceedings or otherwise, to accept the LESSEE as lessee of the Premises under the terms and conditions of this lease and to perform the LESSOR'S obligations hereunder and (iii) an agreement by the LESSEE to attorn to any such holder(s) or successor(s). The LESSOR represents and warrants that the only mortgage on the Premises is held by First National Bank of Boston and a Non-Disturbance and Attornment Agreement by and between LESSEE and the First National Bank of Boston shall be executed within ten (10) business days hereof.

13. LESSOR'S ACCESS

The LESSOR or agents or guests of the LESSOR may, at reasonable times, upon the giving of two (2) business days written notice to LESSEE, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the Premises to others, and at any time within nine (9) months before the expiration of the term may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation. It is agreed in making any such entry upon or inspection of the Premises, the LESSOR and his agents or guests shall adhere to all security measures of the LESSEE designed to protect and keep confidential all proprietary rights and information of the LESSEE.


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14. PROPERTY LOSS DAMAGE REIMBURSEMENT

(A) Lessor or its agents shall not be liable for any damage to property of LESSEE or others entrusted to the employees of the building, nor for the loss of or damage to any property of LESSEE by theft or otherwise unless caused by negligence or misconduct attributable to LESSOR. LESSOR or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or misconduct of LESSOR, its agents, servants or employees or the LESSOR'S failure to observe its obligations hereunder; nor shall LESSOR or its agents be liable for any such damage caused by other tenants or persons in the building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the Premises are temporarily (up to twenty-four hours) closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the building or any part or parts thereof, LESSOR shall not be liable for any damages LESSEE may sustain thereby and LESSEE shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release LESSEE from its obligations hereunder nor constitute an eviction. LESSOR and LESSEE shall reimburse and compensate each other as the case may be for all reasonable expenditures made by or damages or fines sustained by either party due to the non-performance or non-compliance with or breach or failure to observe any term, covenant or conditions of this Lease upon their respective part to be kept, observed, performed or complied with. Either party shall give immediate notice to the other after knowledge thereof in case of fire or accident in the Premises or in the building or of defects therein or in any fixtures or equipment of which they have knowledge.


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B. Lessee shall indemnify and save harmless LESSOR against and from any and all claims by and on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by LESSOR or its contractors or the agents or employees of either) in and on the Premises during the term of this lease and during the period of time, if any, prior to the Term Commencement Date that LESSEE may have been given access to the Premises for the purpose of making installations, and will further indemnify and save harmless LESSOR against and from any and all claims arising from any condition of the Premises due to or arising from any act or omission or negligence of LESSEE or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all costs, expenses and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim, LESSOR shall give LESSEE prompt notice thereof and LESSEE, upon notice from LESSOR, agrees that LESSEE, at LESSEE'S expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to LESSOR. LESSEE'S liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee and licensee of any subtenant.

C. LESSOR shall indemnify and save harmless LESSEE against and from any and all claims by and on behalf of any persons or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by LESSEE or its contractors or the agents or employees of either) in and on the PREMISES during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that LESSOR may have been given access to the Premises for the purpose of making installations, and will further indemnify and save harmless LESSEE against and from any and all claims arising from any condition of the Premises due to or arising from any act or omission or negligence of


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LESSOR or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all costs, expenses and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against LESSEE by reason of any such claim, LESSOR upon notice from LESSEE, agrees that LESSOR, at LESSOR'S expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to LESSEE. LESSOR'S liability under this lease extends to the acts and omissions of any of its agents, contractors, employees and invitees.

15. NON-LIABILITY OF LESSOR

If LESSOR or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations) such individual shall be under no personal liability with respect to any of the provisions of this Lease, it being the intention hereof that if the LESSOR hereto is in breach or default with respect to its obligations under this Lease, LESSEE shall look solely to the equity of such LESSOR in the land and building of which the Premises form a part of and the rent stream arising therefrom for the satisfaction of LESSEE'S remedies for the collection of a judgment requiring the payment of money by the LESSOR, and no other property or assets of LESSOR shall be subject to levy, execution or other enforcement procedure for the satisfaction of LESSEE'S remedies under or with respect to either this lease, the relationship of LESSOR or LESSEE hereunder or LESSEE'S use and occupancy of the Premises.

16. LESSEE'S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the Premises comprehensive public liability insurance in the amount of $1,000,000.00 with responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to


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the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled or materially altered without at least thirty (30) days prior written notice to each insured named therein.

17. CASUALTY INSURANCE

A. The LESSEE, at its expense, shall procure for the benefit of LESSOR and LESSEE, and shall maintain in full force and effect at all times during the term of this Lease, "all risks" property insurance in an amount not less than the full replacement value of the Building (to be determined annually by LESSEE and LESSOR) and having a deductible of not greater than $5,000 from a loss payable for a single casualty and containing a so-called "replacement costs coverage endorsement" and an "agreed amount endorsement." Initially said insurance shall be in the amount of $750,000.00. Promptly following the execution of this Lease, LESSOR, at its expense, shall cause an independent appraisal to be performed by a qualified professional familiar with the requirements of property insurance firms doing business in the Commonwealth of Massachusetts, which appraisal shall determine the full replacement value of the Building at the beginning of the term (the "Original Replacement Value"). Upon determination of the Original Replacement Value, the LESSOR shall notify LESSEE and the LESSEE shall arrange to have the policy amended to be in an amount not less than the Original Replacement Value. Following completion of the improvements, additions and installations to the Building to be made by LESSEE in order to adapt the Building so as to serve the Permitted Uses, LESSEE shall cause the same appraiser to perform an independent appraisal of the Building as so improved to determine the then full replacement value of the Building (the "Enhanced Replacement Value") and shall arrange to have the amount of the policy increased to the Enhanced Replacement Value. If the Building is damaged by fire or other casualty insured against under the policy, LESSEE and LESSOR shall fully cooperate with one another in processing any claims related thereto.


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B. If during the term of this Lease the Building is damaged or destroyed by fire or other casualty insured against, and such damage is not substantial, this Lease shall remain in full force and effect and LESSEE shall be responsible for effecting any necessary repair or restoration of the Building to the extent of available insurance proceeds and shall be responsible for the payment of any deductible related thereto. All insurance proceeds shall be applied to the payment of costs and expenses incurred in effecting any such repair or restoration.

C. If during the term of this Lease the Building is substantially damaged or destroyed by fire or other casualty insured against, LESSEE may elect to terminate this Lease by giving written notice thereof to LESSOR within thirty
(30) days of the date of such fire or other casualty. If LESSEE does not elect to terminate this Lease, then this Lease shall remain in full force and effect and LESSOR shall, to the extent of available insurance proceeds, promptly repair, restore and replace the Building to the same condition the Building was in immediately prior to such fire or other casualty or such other condition as LESSEE shall approve in writing. If LESSEE elects to terminate this Lease, the insurance proceeds payable with respect to such fire or other casualty shall be divided between LESSOR and LESSEE and LESSOR shall receive that percentage of such amount, less fees, costs and expenses related to the collection thereof, as equal to the same percentage that the Original Replacement Value was of the Enhanced Replacement Value, and the LESSEE shall receive the balance.

D. If during the term of this Lease the Building is partially or substantially damaged or destroyed by casualty not insured against, or if the available insurance proceeds will not be sufficient to repair, restore and replace the Building to the same condition the Building was in immediately prior to such casualty, LESSEE may elect to terminate this Lease by giving written notice to LESSOR within thirty (30) days after making such determination. If LESSEE elects to terminate this Lease, any insurance


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proceeds payable with respect to such casualty shall be divided between LESSEE and LESSOR in the manner hereinbefore provided. If LESSEE does not elect to terminate this Lease, LESSEE shall at its sole cost and expense repair, restore and replace the Building to the same condition the Building was in immediately prior to such casualty.

E. If the LESSOR is obligated to repair, restore and replace the Building pursuant to this Paragraph 17, and fails to complete such repair, restoration and replacement within ninety (90) days of the date of such damage, LESSEE shall have the right to terminate this Lease by giving written notice to LESSOR, and upon such termination LESSOR shall pay to LESSEE any insurance proceeds to which LESSEE is entitled under (C) above.

F. If the Premises are rendered unsuitable for their intended use by reason of any damage or destruction, a just and proportionate abatement of the rent and other charges payable by LESSEE under this Lease shall be made until the Premises are fully repaired, restored and replaced.

G. For the purposes of this Paragraph (17), "substantially damaged" or "substantial damage" means damage of such a character that the same cannot, in the ordinary course, reasonably expected to be repaired within thirty (30) days from the time the repair work would commence.

18. EMINENT DOMAIN

A. If during the term of this Lease the Premises are totally taken by condemnation, this Lease shall terminate on the date of the taking.

B. If during the term of this Lease any portion of the Premises is taken by condemnation, LESSEE may elect to terminate this Lease by giving written notice to LESSOR within thirty (30) days after the nature and extent of the taking have been finally determined. If LESSEE does not elect to terminate this Lease, this Lease shall remain in full force and effect and a just and proportionate abatement of the rent and other


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charges payable by LESSEE under this Lease shall be made.

C. If there is a partial taking of the Premises and this Lease remains in full force and effect, LESSOR at its cost shall restore promptly what remains of the Building to a complete architectural unit as close as possible to the condition of the Building immediately prior to such taking to the extent permitted by the taking award less the reasonable expenses of LESSOR in connection with the collection of same and subject to then applicable legal requirements.

D. If this Lease terminates as a result of a taking pursuant to either (A) or
(B) above, LESSEE shall be entitled to share in the taking award attributable to the Building to the extent of, but in no event more than, the then unamortized value of the improvements that LESSEE has made to the Building. For the purposes hereof, the value of LESSEE's improvements shall be equal to the difference between the Original Replacement Value and the Enhanced Replacement Value, amortized on a direct reduction basis over a ten (10) year period commencing on December 1, 1990. A fair and reasonable percentage of any and all reasonable fees incurred by LESSOR in collecting the taking award shall be deducted from such amount. LESSEE shall also be entitled to receive any taking award attributable to LESSEE's equipment, fixtures and relocation costs. If this Lease does not terminate as a result of a taking of the Premises the entire award (less any portion attributable to LESSEE's equipment, fixtures and relocation expenses) shall be paid to LESSOR and shall be used to effect the repair, restoration and replacement of the Premises.

19. DEFAULT AND BANKRUPTCY

In the event that:

(a) the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b) The LESSEE shall default in the observance or performance of any other


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of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof provided that if such default is not susceptible of being cured within such period of thirty (30) days, the LESSEE shall have such additional period of time to cure as may be reasonably required to effect such cure so long as the LESSEE seasonably commences the curative action and continually and diligently pursues the same; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors; then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take Complete possession of the leased premises; to declare the term of this lease ended; and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other reasonable default. The LESSEE shall indemnify the LESSOR against all loss of rent and other reasonable payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any reasonable and necessary expenditures or incurs any reasonable and necessary obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums


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paid or obligations insured, with interest at the rate of ten (10) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. The LESSOR specifically recognizes the obligation to minimize damages and will use commercially reasonable efforts to relet the Premises.

20. NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE or delivered by Constable at the following address: Biopure Corporation, 68 Harrison Place, Boston, MA 02111, Att: Brian Lajoie. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at 20 New Street, East Boston, Massachusetts 02128.

21. SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE'S goods and effects from the Premises, (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and all structural alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22. LESSOR'S REPRESENTATIONS AND WARRANTIES

The LESSOR warrants and covenants that the Premises comply with all applicable zoning and building laws without variance, special permit, or non-conforming use exception, and that use of the Premises for the Permitted Uses will not violate any of the above-mentioned rules and regulations; that the Leased Premises are not in a flood zone; and that LESSOR has not unlawfully released or caused an unlawful threat of release of any hazardous materials or oils (as such terms are defined in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws) on the Premises.

LESSOR covenants and warrants to LESSEE that it has full right and lawful authority to enter into this Lease for the term of this Lease, or any renewal, extension or option hereof; that LESSOR is lawfully seized of the Premises and has good and marketable title thereto, free and clear of all tenancies, liens, encumbrances, encroachments, restrictions, conditions, reservations and easements, except real estate taxes due but not yet payable, and that the LESSEE shall and may peacefully and quietly hold and enjoy the Premises throughout the term hereof without hindrance By the LESSOR or any other person claiming through or under the LESSOR.

The LESSOR will keep the floors, foundations, external walls, structural members, roofs, plumbing, electric wires and all utility conduits and appurtenances thereto located in the Building in good working order, condition and repair reasonable wear and tear excepted and make major repairs to the boiler and the heat, ventilation and air conditioning system; and provided, further, that notwithstanding anything to the contrary set forth in this Lease, LESSOR agrees, at its cost and expense, to make any repairs or maintenance required to the Premises or any systems or facilities thereof, as to which LESSEE notifies LESSOR within 30 days of the date hereof.

23. BROKERAGE

LESSEE represents that this lease was brought about by Codman Associates, as procurring broker, and Hunneman Commercial Company, as exclusive broker, and all negotiations with respect to this lease were conducted exclusively through said brokers. LESSEE agrees that if any claim is made for commissions by any broker other than said brokers, by, through or on account of acts of LESSEE, LESSEE will hold LESSOR free and harmless from any and all liabilities and expenses in connection therewith, including LESSOR'S reasonable attorney's fees. The LESSOR will pay said brokers their brokerage commission per separate agreement.

24. SELF-HELP

If LESSOR shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed, or shall default in the payment of any tax or other charge which shall be a lien upon the Premises; and if LESSOR shall not cure such default within thirty (30) days after notice from LESSEE specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), LESSEE, may, at its option, without waiving any claim for damages, at any time thereafter cure such default for the account of LESSOR, LESSEE in so doing shall be deemed paid or incurred for the account of LESSOR and LESSOR agrees to reimburse LESSEE therefor or save LESSEE harmless therefrom, provided that LESSEE may cure any such default as aforesaid prior to the expiration of said waiting period (but after said notice to LESSOR) if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Building or the Premises or LESSEE'S interest therein or to prevent injury or damage to persons or property. If LESSOR shall fail to reimburse LESSEE upon demand for any amount paid for the account of LESSOR hereunder, LESSEE shall have the right to commence an action against the LESSOR for said amount and/or to set-off and apply said amount, after notice of an intent to do so, against the installments of rent or any other amounts due or to become due to LESSOR from LESSEE under this Lease.

25. NOTICE OF LEASE

The Parties shall execute and cause to be recorded a Notice of Lease in accordance with the requirements of G.L. c.183, ss.4 within five (5) days hereof.

26. RIGHT TO TERMINATE

The LESSEE reserves the right to terminate this Lease by written notice thereof if:

(a.) A Notice of Lease is not duly executed and recorded; or

(b.) The non-disturbance and attornment agreement referred to in Section 12 is not timely executed; or

(c.) The LESSEE is not able to obtain the issuance of such building or occupancy permits or any other licenses or permits as are necessary to authorize the LESSEE to construct the improvements and to use the Premises for the Permitted Uses so long as the LESSEE duly files applications for any and all such permits and diligently pursues their issuance and further provided that this right to terminate must be exercised by LESSEE within six (6) months of the date hereof.

27. ENTIRE AGREEMENT

This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither LESSOR nor LESSOR'S agent or representative has made any representation, or statement, or promise upon which LESSEE has relied regarding any matter or thing relating to the building, the land allocated to it, (including the parking area) or the Premises, or any other matter whatsoever, except as is expressly set forth in this Lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Premises for any particular use, the services to be rendered to the Premises or the prospective amount of any item of additional rent. No rights, easements or licenses are or shall be acquired by LESSEE by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by LESSOR and LESSEE.

      IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 12 day of October, 1990.

                                     Tarvis Realty Trust, LESSOR


                                     By /s/ Varney J. Hintlian
                                       -------------------------------------
                                       Varney J. Hintlian, Trustee

                                     By /s/ Frederick J. Hintlian
                                       -------------------------------------
                                       Frederick J. Hintlian, Trustee

                                     By  /s/ Tarvis Hintlian
                                       -------------------------------------
                                       Tarvis Hintlian, Trustee


                                     Biopure Corporation, LESSEE

                                     By /s/ Carl W. Rausch
                                       -------------------------------------
                                       its president and treasurer,
                                       thereunto duly authorized.

                                    EXHIBIT A

      Three (3) certain parcels of land with the buildings thereon, situated in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

Parcel I

      Beginning at a point on the southerly side of Spring Street, distant one hundred (100) feet easterly from Second Street; thence turning and running

      EASTERLY:   bounded northerly, by Spring Street, sixty (60) feet;
                  thence turning at right angles and running

      SOUTHERLY:  bounded easterly, by land now or late of Franklin Wilkins, one hundred (100) feet; thence turning and running

      WESTERLY:   bounded southerly, by land now or late of Simonds, sixty
                  (60) feet; and thence turning and running

      NORTHERLY:  bounded westerly, by land now or late of John P. Squire, one hundred (100) feet to the point of beginning.

      Containing 6000 square feet of land.

      Said premises are commonly known as and numbered 16-18 Spring Street.

Parcel II

      The land situated on Spring Street, shown as Lot B on Plan of Lands belonging to John P. Squire Est., East Cambridge, Mass. Dec. 1909 by James Adams C.E. recorded in Middlesex Plan Book 182, Page 40, bounded:

      NORTHERLY:  by Spring Street seventy-three and 60/100 (73.60) feet;

      EASTERLY:   by land now or formerly of Sousa one hundred one and 52/100
                  (101.52) feet;

      SOUTHERLY:  by Lot C on said plan fifty (50) feet;

      WESTERLY:   by Lot C on land now or late of McCarthy as shown on said
                  plan thirty-seven and 75/100 (37.75) feet;

      SOUTHERLY:  again by land now or late of McCarthy twenty-three and
                  50/100 (23.50) feet;

      WESTERLY:   again by Lot A on said plan sixty-three and 85/100 (63.85)
                  feet.

      Containing six thousand five hundred seventy-nine (6,579) square feet according to said plan.

      Said premises are commonly known as and numbered [ILLEGIBLE]